NOTICE OF GUARANTEED DELIVERY FOR
     CASINO MAGIC OF LOUISIANA, CORP.


     This form or one substantially equivalent hereto must be used to accept the Exchange Offer of Casino Magic of Louisiana, Corp. (the "Company") made pursuant to the Prospectus, dated July _____, 1997 (the "Prospectus"), if certificates for Series A Notes of the Company are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Company prior to 5:00 P.M., New York City time, on the Expiration Date of the Exchange Offer. Such form may be delivered or transmitted by telegram, telex, facsimile transmission, mail or hand delivery to First Union Bank of Connecticut, (the "Exchange Agent") as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender Series A Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal (or facsimile thereof) must also be received by the Exchange Agent prior to 5:00 P.M., New York City time, on the Expiration Date. Capitalized terms not defined herein are defined in the Prospectus.


     Delivery to: First Union National Bank, Exchange Agent

     By Mail, Overnight Courier or By Hand:
     First Union National Bank
     Corporate Trust Division
     1525 W. T. Harris Boulevard
     Charlotte, North Carolina 28288-1153

     By Facsimile:
      (704) 590-7628

     Confirm by Telephone:
     (704) 590-7408

     Delivery of this Instrument to an address other than as set forth above, or transmission of instructions via facsimile other than as set forth above, will not constitute a valid delivery.

     GUARANTEE

     The undersigned, a member of a registered national securities exchange, or a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, hereby guarantees that the certificates representing the principal amount at maturity of Series A Notes tendered hereby in proper form for transfer, or timely confirmation of the book-entry transfer of such Series A Notes into the Exchange Agent's account at The Depository Trust Company pursuant to the procedures set forth in "The Exchange Offer -- Guaranteed
Delivery Procedures" section of the Prospectus, will be received by the Exchange Agent at the address set forth above, no later than five business days after the date of execution hereof. This Guarantee is to be accompanied by a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantee and any other documents required by the Letter of Transmittal.



Name of Firm                    Authorized Signature


Address                         Title

                              Name:
Zip Code                         (Please Type or Print)

Area Code and Tel. No.                Dated:

Ladies and Gentlemen:

     Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Company the principal amount at maturity of Series A Notes set forth below, pursuant to the guaranteed delivery procedure described in "The Exchange Offer--Guaranteed Delivery Procedures" section of the Prospectus.


Principal Amount of Series A Notes Tendered:

$___________________________________

Certificate Nos. (if available):

_____________________________________
Total Principal Amount Represented by          If Series A Notes will be
 Series A Notes Certificate(s)                delivered by book-entry transfer
                                         to The Depository Trust Company,
                                         provide account number.

$____________________________________           Account Number _____________